EXHIBIT 4.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This Non-Qualified Stock Option Agreement is made as of this 9th day of June, 1997 (which date is hereinafter referred to as the "Date of Grant") by and among MICROTEST, INC., a Delaware corporation (hereinafter referred to as the "Company") and Charles V. Mihaylo (hereinafter referred to as "Employee"). If Employee is presently or subsequently becomes employed by a subsidiary of the Company, the term "Company" shall be deemed to refer collectively to Microtest, Inc. and the subsidiary or subsidiaries which employ the Employee.

                                    RECITALS

         A. From time to time, the Company grants stock options to key employees and officers of the Company as an incentive to encourage key employees and officers to remain in its employment and to enhance the ability of the Company to attract new employees whose services are considered unusually valuable by providing an opportunity to have a proprietary interest in the success of the Company; and

         B. The Compensation Committee (the "Committee") of the Company's Board of Directors believes that the granting of the Option herein described to Employee is consistent with the stated purposes for the grant of a stock option;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Grant of Option. The Company hereby grants to Employee the right and option (hereinafter referred to as the "Option") to purchase an aggregate of 175,000 shares (such number being subject to adjustment as provided in paragraph number 12 hereof) of Microtest Common Stock (the "Stock") on the terms and conditions herein set forth. This Option may be exercised in whole or in part and from time to time only to the extent the Option is vested and as hereinafter provided.

         2. Vesting. The Option shall vest as follows:

                  (a) One-fifth of the shares shall vest twelve (12) months after the Date of Grant;

                  (b) One-fifth of the shares shall vest twenty-four (24) months after the Date of Grant;

                  (c) One-fiftth of the shares shall vest thirty-six (36) months after the Date of Grant;

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                  (d) One-fifth of the shares shall vest forty-eight (48) months after the Date of Grant;

                  (e) One-fifth of the shares shall vest forty-eight (60) months after the Date of Grant;

            Purchase Price.  The price at which  Employee  shall be  entitled to purchase the Stock covered by the Option shall be $3.8125 per share (the Fair Market Value on the Date of Grant).

         4. Term of Option. The Option hereby granted shall be and remain in force and effect for a period of ten (10) years from the Date of Grant, through and including the normal close of business of the Company on June 9, 2007 (hereinafter referred to as the "Expiration Date"), subject to earlier termination as provided in paragraphs 8 and 9 hereof.

         5. Exercise of Option. The Option may be exercised by Employee at any time and from time to time on or after twelve (12) months and one day after the Date of Grant, and through the Expiration Date as to all or any part of the shares of the Stock then vested by delivery to the Company of written notice of exercise and payment of the purchase price as provided in paragraphs 5 and 6 hereof.

         6. Method of Exercising Option. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by timely delivery to the Company of written notice, which notice shall be effective on the date received by the Company (the "Effective Date"). The notice shall state Employee's election to exercise the Option, the number of shares in respect of which an election to exercise has been made, the method of payment elected (see paragraph 7 hereof), the exact name or names in which the shares will be registered and the Social Security number of Employee. Such notice shall be signed by the Employee and shall be accompanied by payment of the purchase price of such shares. In the event the Option shall be exercised by a person or persons other than Employee pursuant to paragraph 9 hereof, such notice shall be signed by such other person or persons and shall be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Option. All shares delivered by the Company upon exercise of the Option as provided herein shall be fully paid and nonassessable upon delivery.

         7. Method of Payment for Options. Payment for shares purchased upon the exercise of the Option shall be made by the Employee in cash or such other method permitted by the Committee in its sole discretion, including (i) tendering shares, (ii) surrendering a stock award valued at Fair Market Value on the date of surrender, (iii) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise, or (iv) any combination of the above. For purposes of this Agreement, "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property as determined by the Committee in its discretion, under one of the following methods: (i) the average of the closing bid and asked prices for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if

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no prices are so reported for that date,  such prices on the next preceding date for which closing bid and asked prices were reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Committee.

8. Termination of Employment. In the event that Employee is terminated as an employee of or consultant to the Company for any reason other than for Cause, as defined below, then Employee may at any time within three (3) months next succeeding the effective date of such termination exercise the Option to the extent that Employee was entitled to exercise the Option at the date of termination, provided that in no event shall the Option, or any part thereof, be exercisable after the Expiration Date. If Employee's employment is terminated for Cause, the Option shall lapse at the time of such termination. For purposes of this Agreement, "Cause" means if the Committee, in its reasonable and good faith discretion, determines that Employee (i) has developed or pursued interests substantially adverse to the Company, (ii) materially breached any employment, engagement or confidentiality agreement or otherwise failed to satisfactorily discharge his or her duties, (iii) has not devoted all or substantially all of his or her business time, effort and attention to the affairs of the Company (or such lesser amount as has been agreed to in writing by the Company), (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that are detrimental to the well-being of the Company.

         9. Death of Employee. In the event of the death of Employee within a period during which the Option, or any part thereof, could have been exercised by Employee, including three (3) months after the date of Employee's death (the "Option Period"), the Option shall lapse unless it is exercised within the Option Period and in no event later than fifteen (15) months after the date of Employee's death by the Employee's legal representative or representatives or by the person or persons entitled to do so under Employee's last will and testament or if the Employee fails to make a testamentary disposition of such Option or shall die intestate, by the person or persons entitled to receive such Option under the applicable laws of descent and distribution. An Option may be exercised following the death of the Employee only if the Option was exercisable by the Employee immediately prior to his or her death. In no event shall the Option, or any part thereof, be exercisable after the Expiration Date. The Committee shall have the right to require evidence satisfactory to it of the rights of any person or persons seeking to exercise the Option under this paragraph 9 to exercise the Option.

         10. Nontransferability. The Option granted by this Option Agreement shall be exercisable only during the term of the Option provided in paragraph 4 hereof and, except as provided in paragraphs 8 and 9 above, only by Employee during his lifetime and while an Employee of the Company. No right or interest of employee in the option may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of Employee to any other party other than the Company.

         11. Delivery of Shares. No shares of Stock shall be delivered upon exercise of the Option until (i) the purchase price shall have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; (iii) approval of any governmental authority required in connection with the Option, or the issuance of shares thereunder, has been received by the Company; and (iv) if required by the Committee, Employee has delivered to the

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Committee an Investment  Letter in form and content  satisfactory to the Company as provided in paragraph 14 hereof.

         12. Adjustments. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to the Option shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, there shall be substituted for each such share of Stock then subject to the Option the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to the Option.

         13. Change of Control. A Change of Control shall, in the sole discretion of the Committee:

                  (a) cause the Option to become fully exercisable and all restrictions to lapse and allow Employee the right to exercise the Option prior to the occurrence of the event otherwise terminating the Option over such period as the Committee, in its sole and absolute discretion, shall determine; or

                  (b) cause the Option to terminate, provided that the surviving or resulting corporation shall tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of Employee under this Agreement.

For purposes of this Agreement, "Change in Control" means and includes each of the following: (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of the
Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger; (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole); (iii) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company; (iv) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20%; or (v) during any period of two consecutive years, individuals who were directors of the Company at the beginning of such period shall fail to constitute a majority of the Company's Board of Directors,
unless  the  election,   or  the   nomination  for  election  by  the  Company's
shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.
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         14.  Securities  Act.  The  Company  shall have the right,  but not the obligation, to cause the shares of Stock issuable upon exercise of the Option to be registered under the appropriate rules and regulations of the Securities and Exchange Commission. The Company shall not be required to deliver any shares of Stock pursuant to the exercise of all or any part of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Committee may require that Employee, prior to the issuance of any such shares pursuant to exercise of the Option, sign and deliver to the Company a written statement ("Investment Letter") stating (i) that Employee is purchasing the shares for investment and not with a view to the sale or distribution thereof; (ii) that Employee will not sell any shares received upon exercise of the Option or any other shares of the Company that Employee may then own or thereafter acquire except either (a) through a broker on a national securities exchange or (b) with the prior written approval of the Company; and
(iii) containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act of 1933 or other applicable federal or state securities laws and regulations. Such Investment Letter shall be in form and content acceptable to the Committee in its sole discretion. If shares of Stock or other securities issuable pursuant to the exercise of the Option have not been registered under the Securities Act of 1933 or other applicable federal or state securities laws or regulations, such shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:

         "The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the availability of any exemption or the inapplicability of such securities laws must be established by an opinion of counsel, which opinion and counsel shall both be reasonably satisfactory to the Company."

         15. Federal and State Taxes. Upon exercise of the Option, or any part thereof, the Employee may incur certain liabilities for federal, state or local taxes and the Company may be required by law to withhold such taxes for payment to taxing authorities. Upon determination by the Company of the amount of taxes required to be withheld, if any, with respect to the shares to be issued pursuant to the exercise of the Option, Employee shall pay all Federal state and local tax withholding requirements by having the Company withhold Stock (to the extent that Stock is issued pursuant to the Award) having a Fair Market Value on the date that tax is to be determined equal to the tax otherwise required to be withheld.

         16. Administration. This Option Agreement shall at all times be administered by the Committee and decisions of the majority of the Committee with respect thereto and to this Option Agreement shall be final and binding upon Employee and the Company.

         17. Obligation to Exercise. Employee shall have no obligation to exercise any option granted by this Agreement.

         18.  Governing  Law. This Option  Agreement  shall be  interpreted  and administered under the laws of the State of Arizona without regard to conflict of law principles.
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         19. Amendments.  This Option Agreement may be amended only by a written agreement executed by the Company and Employee. The Company and Employee acknowledge that changes in federal tax laws enacted subsequent to the Date of Grant, and applicable to stock options, may provide for tax benefits to the Company or Employee. In any such event, the Company and Employee agree that this Option Agreement may be amended as necessary to secure for the Company and Employee any benefits that may result from such legislation. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.

         IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed and Employee has hereunto set his or her hand as of the date first written above.


                                                MICROTEST, INC.


                                                By
                                                  ------------------------------
                                                      Chairman of the Board and
                                                      Chief Executive Officer


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